UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

CENTERPOINT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523
(Address of principal executive offices, including  Zip Code)

(630) 586-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 19, 2005, CenterPoint Properties Trust (“CenterPoint”) filed a Current Report on Form 8-K reporting that CenterPoint’s Board of Trustees had authorized new five-year employment and severance agreements for certain of its senior executive officers.  On July 1, 2005, CenterPoint entered into employment and severance agreements with the following officers:  Michael M. Mullen, Chief Executive Officer; Paul S. Fisher, President and Chief Financial Officer; Rockford O. Kottka, Executive Vice President and Chief Accounting Officer; James N. Clewlow, Executive Vice President and Chief Investment Officer; Sean P. Maher, Senior Vice President, Development; Michael P. Murphy, Senior Vice President, Development; Fred D. Reynolds, Senior Vice President, Development; and Stephen L. Schlader, Senior Vice President, Construction.  A brief description of the material terms and conditions of each agreement was included in the Current Report on Form 8-K filed on May 19, 2005.  The agreements for Messrs. Mullen, Fisher, Kottka, Clewlow and Maher, and a form of the agreement for Messrs. Murphy, Reynolds and Schlader, are attached as exhibits to this report.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

/s/ Daniel J. Hemmer
Date: July 1, 2005	Name:	Daniel J. Hemmer
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment and Severance Agreement dated as of July 1, 2005 by and between Michael M. Mullen and CenterPoint Properties Trust

10.2	Employment and Severance Agreement dated as of July 1, 2005 by and between Paul S. Fisher and CenterPoint Properties Trust

10.3	Employment and Severance Agreement dated as of July 1, 2005 by and between Rockford O. Kottka and CenterPoint Properties Trust

10.4	Employment and Severance Agreement dated as of July 1, 2005 by and between James N. Clewlow and CenterPoint Properties Trust

10.5	Employment and Severance Agreement dated as of July 1, 2005 by and between Sean P. Maher and CenterPoint Properties Trust

10.6	Form of Employment and Severance Agreement dated as of July 1, 2005 by and between CenterPoint Properties Trust and each of Michael P. Murphy, Fred D. Reynolds and Stephen L. Schlader